Exhibit 3.42

AMENDED AND RESTATED

BY-LAWS

OF

NEBRASKA ORTHOTIC & PROSTHETIC SERVICES, INC.

(Hereinafter called the “Corporation”)

ARTICLE I.  OFFICES

Section 1.                     Principal Office.  The principal office of the Corporation shall be at:

Two Bethesda Metro Center

Suite 1200

Bethesda, Maryland 20814

or such other place as the Board of Directors may designate.

Section 2.                     Other Offices.  In addition to its principal office, the Corporation may have offices at such other places, within or without the State of Nebraska, as the Board of Directors may from time to time appoint or as the business of the Corporation may require.

ARTICLE II.  STOCKHOLDERS

Section 1.                     Annual Meeting.  The annual meeting of the stockholders of the Corporation, for the purpose of electing directors for the ensuing year and for the transaction of such other business as may properly come before the meeting, shall be held at such time as may be specified by the Board of Directors.

Section 2.                     Special Meetings.  A special meeting of the stockholders may be called at any time by the Board of Directors or by the Chairman of the Board of Directors, the President, or by the holders of not less than sixty percent of all the shares entitled to vote at such meeting.

Section 3.                     Place of Meetings.  Each annual meeting of the stockholders shall be held at the principal office of the Corporation, or at such other place within or without the State of Nebraska, as the Board of Directors may designate in calling such meeting.  Each special meeting of the stockholders shall be held at the principal office of the Corporation, or at such other place within or without the State of Nebraska, as the person or persons calling the special meeting may designate.

Section 4.                     Notice of Meetings.  Written notice of each annual and each special meeting of the stockholders shall be given by or at the direction of the officer or other persons calling the meeting.  Such notice shall state the purpose or purposes for which the meeting is called, the time when and the place where it is to be held, and such other information as may be required by law. Except as otherwise required by law, a copy thereof shall be delivered personally, mailed in a postage prepaid envelope or transmitted by telegraph, cable or wireless, not less than ten (10) days nor more than sixty (60) days, before such meeting to each stockholder of record entitled to vote at such meeting; and if mailed, it shall be directed to such stockholder at his address as it appears on the stock transfer books of the Corporation.  Notwithstanding the foregoing, a waiver of any notice herein or by law required, if in writing and signed by the person entitled to such notice, whether before or after the time of the event for which notice was required to be given, shall be the equivalent of the giving of such notice.  A stockholder who attends shall be deemed to have had timely and proper notice of the meeting, unless he attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Notice of any adjourned or recessed meeting need not be given.

Section 5.                     Quorum.  Except as otherwise provided by law, at any meeting of the stockholders of the Corporation, the presence in person or by proxy of the holders of a majority of the total number of issued and outstanding shares of Common Stock of the Corporation shall constitute a quorum for the transaction of business.  In the absence of a quorum, a majority in voting power of the stockholders present in person or represented by proxy and entitled to vote may adjourn the meeting from time to time and from place to place until a quorum is obtained.  At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

Section 6.                     Organization.  At every meeting of the stockholders, the Chairman of the Board, or failing him the President, or, in the absence of the Chairman of the Board and the President, a person chosen by a majority vote of the stockholders present in person or by proxy and entitled to vote, shall act as Chairman of the meeting.  The Secretary, or an Assistant Secretary, or, in the discretion of the Chairman, any person designated by him, shall act as secretary of the meeting.

Section 7.                     Inspectors.  The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof.  If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors.  In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat.  Each inspector, if any, before entering upon discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  The inspector or inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  On request of the Chairman of the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

Section 8.                     Business or Order of Business.  At each meeting of the stockholders such business may be transacted as may properly be brought before such meeting, whether or not such business is stated in the notice of meeting or in a waiver of notice thereof, except as expressly provided otherwise by law or by these By-Laws.  The order of business at all meetings of stockholders shall be as follows:

1.  Call to order.

2.  Selection of secretary of the meeting.

3.  Determination of quorum.

4.  Appointment of voting inspectors.

5.  Nomination and election of directors.

6.  Other business.

Section 9.                     Voting.  Except as otherwise provided by law or by the Articles of Incorporation, holders of Common Stock of the Corporation shall be entitled to vote upon matters to be voted upon by the stockholders.  At each meeting of stockholders held for any purpose, each stockholder of record of stock entitled to vote thereat shall be entitled to vote the shares of such stock standing in his name on the books of the Corporation on the date determined in accordance with Section 11 of this Article II, each such share entitling him to one vote.

If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number is required by law or the Articles of Incorporation.

The voting shall be by voice or by ballot as the Chairman of the meeting may decide; provided, however, that all elections of directors shall be by ballot, and provided further that in the event demand for a vote by ballot on any question is made by any stockholder or his proxy present and entitled to vote on such question, such vote by ballot shall immediately be taken.

Section 10.                   Voting List.  The Secretary of the Corporation shall make available for inspection, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at any such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours of the Corporation, either at a place within the city where the meeting is to be held, if such place is specified in the notice of the meeting given pursuant to

Section 4 of this Article II, or, if not so specified, at the place where the meeting is to be held.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any stockholder during the whole time of the meeting.  The original stock transfer books shall be prima facie evidence as to the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

If the requirements of this Section 10 have not been substantially complied with, the meeting shall, on the demand of any stockholder in person or by proxy, be adjourned until the requirements are complied with.

Section 11.                   Record Dates.  The Board of Directors may fix in advance a date which shall not be more than seventy (70) days nor less than ten (10) days prior to the date of any meeting of stockholders, or the date for payment of any dividend, or the date when any change or conversion or exchange of capital stock shall go into effect, or in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent; and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or to receive such allotment of rights, or to exercise such rights, or given such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such record date fixed as aforesaid.

If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date immediately preceding the day on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.  When a determination of stockholders entitled to vote at any meeting of stockholders has been made as herein provided, such determination shall apply to any adjournment thereof.

Section 12.                   Adjournment.  Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 13.                   Action by Stockholders Without a Meeting.  Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provisions of the statutes or of the Articles of Incorporation or these By-Laws, the meeting, notice of the meeting, and vote of stockholders may be dispensed with if stockholders owning stock having not less than the minimum number of votes which, by statute, the Articles of Incorporation or these By-Laws, is required to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted shall consent in writing to such corporate action being taken; provided that prompt notice of the taking of such action must be given to those stockholders who have not consented in writing.

Every written consent shall bear the date of signature of each stockholder who signs the consent.  No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the Corporation as provided in this Section 13, written consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation by delivery to its registered office in the State of Nebraska, its principal place of business, or an officer or agent of the Corporation having custody of the Corporation’s book in which minutes of stockholders meetings are recorded.  Delivery made to the registered office of the Corporation shall be by hand or by certified or registered mail, return receipt requested.

Section 14.                   Certificates of Stock.  Every stockholder of the Corporation shall be entitled to a certificate or certificates, certifying the number and class of shares of the stock of the Corporation owned by him.  The President or any Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, shall sign such certificates, provided that such signatures may be facsimiles.

Section 15.                   Lost Certificates.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representatives, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed, or the issuance of such new certificate.

Section 16.                   Transfer of Stock.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 17.                   Proxies.  At any meeting of the stockholders, each stockholder entitled to vote thereat may vote either in person or by proxy.  Such proxy shall be in writing, subscribed by the stockholder or his duly authorized attorney, but need not be sealed, witnessed or acknowledged, and shall be filed with the Secretary at or before the meeting; provided, however, that no proxy shall be voted or acted upon after eleven (11) months from its date, unless said proxy expressly provides for a longer period.

ARTICLE III.  DIRECTORS

Section 1.                     General Powers.  The business and affairs of the Corporation shall be managed by the Board of Directors, and all corporate powers shall be exercised by the Board of Directors, except as otherwise expressly required by these By-Laws, by the Articles of Incorporation, or by law.

Section 2.                     Qualification, Number, Classification and Term of Office.  A director need not be a stockholder, a citizen of the United States, or a resident of the State of Nebraska.  The number of directors shall be not less than one nor more than nine.  A Board of Directors shall be elected annually in the manner provided in these By-Laws, and each director shall hold office until the annual meeting next following his election and until his successor shall have been elected and qualified, or until his death, resignation or removal.  Each director shall have one vote at any directors’ meeting.

Section 3.                     Election of Directors.  At each meeting of the stockholders for the election of directors, a quorum being present, as defined in Section 5 of Article II, the election shall proceed as provided in these By-Laws and under applicable Nebraska law.

If the election of directors shall not be held on the day designated for any annual meeting or at any adjournment of such meeting, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as may be convenient.

Section 4.                     Removal of Directors.  Any director may be removed at any time, either with or without cause, by the affirmative vote of a majority in voting power of the stockholders of record entitled to elect a successor, and present in person or by proxy at a special meeting of such stockholders for which express notice of the intention to transact such business was given and at which a quorum shall be present.

Section 5.                     Organization.  The Board of Directors, by majority vote, may from time to time appoint a Chairman of the Board who shall preside over its meetings.  The period and terms of the appointment shall be determined by the Board of Directors.  The Secretary of the Corporation, or an Assistant Secretary, or, in the discretion of the Chairman, any person appointed by him, shall act as secretary of the meeting.

Section 6.                     Place of Meeting, etc.  The Board of Directors may hold its meetings at such place or places within or without the State of Nebraska as the Board of Directors may from time to time by resolution determine, or (unless contrary to a resolution of the Board of Directors), at such place as shall be specified in the respective notices or waivers of notice thereof.  Unless otherwise restricted by law or by the Articles of Incorporation, members of the Board of Directors or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 6 shall constitute presence in person at such meeting.  The Chairman may appoint any person, including himself, to act as secretary of the meeting.

Section 7.                     Annual Meeting.  The Board of Directors may meet, without notice of such meeting, for the purpose of organization, the election of officers and the transaction of other business, on the same day as, at the place at which, and as soon as practicable after each annual meeting of stockholders is held.  Such annual meeting of directors may be held at any other time or place specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or in a waiver of notice thereof.

Section 8.                     Regular Meetings.  Regular meetings of the Board of Directors may be held at such times and places as may be fixed from time to time by action of the Board of Directors. Unless required by resolution of the Board of Directors, notice of any such meeting need not be given.

Section 9.                     Special Meetings.  Special meetings of the Board of Directors shall be held whenever called by a Chairman of the Board of Directors or, where there is none, by the President, or by any director, or, at the direction of any of the foregoing, by the Secretary of the Corporation.  Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, not less than three (3) days before the date on which the meeting is to be held; or such notice shall be sent to each director at such place by telegraph, cable, telephone or wireless, not less than twenty-four (24) hours before the time at which the meeting is to be held.  Every such notice shall state the time and place of the meeting.  Notice of any adjourned or recessed meeting of the directors need not be given.

Section 10.                   Waivers of Notice of Meetings.  Anything in these By-Laws or in any resolution adopted by the Board of Directors to the contrary notwithstanding, proper notice of any meeting of the Board of Directors shall be deemed to have been given to any director if such notice shall be waived by him in writing (including telegraph, cable or wireless) before or after the meeting.  A director who attends a meeting shall be deemed to have had timely and proper notice thereof, unless he attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called.

Section 11.                   Quorum and Manner of Acting.  A majority of the directors shall constitute a quorum for the transaction of business, except that when the Board of Directors is comprised of only one director, then one director shall constitute a quorum.  Except as may otherwise be expressly provided by these By-Laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.  In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum be had.  The directors shall act only as a Board and the individual directors shall have no power as such.

Section 12.                   Resignations.  Any director of the Corporation may resign at any time, in writing, by notifying the Chairman of the Board or, where there is none, the President or the Secretary of the Corporation.  Such resignation shall take effect at the time therein specified; and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

Section 13.                   Vacancies.  Any vacancy in the Board of Directors, caused by death, resignation, removal, disqualification, or any other cause, may be filled by the majority vote of the remaining directors then in office, though less than a quorum, at any regular meeting of the Board of Directors.  Any vacancy, including one created as an increase in the number of directors, may be filled, at a meeting called for such purpose, by vote of the stockholders.

Section 14.                   Committees.  The Board of Directors may, by resolution adopted by a vote of a majority of the number of directors at the time fixed by these By-Laws, designate a number of directors deemed appropriate in the aforesaid resolution to be a committee of limited authority.

Regular meetings of any such committee, of which no notice shall be necessary, may be held at such times and in such places as shall be fixed by a majority of the committee.  Special meetings of any such committee may be called at the request of the Chairman of the committee or any member of the committee.  Notice of each special meeting of such a committee shall be given by the persons calling the same as provided by these By-Laws for special meetings of the full Board.

A majority of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the committee.  Members of any such committee shall act only as a committee and the individual members shall have no power as such.

The Board of Directors shall have the power, at any time, to change the members of, fill vacancies in, and discharge any such committee, either with or without cause.  The appointment of any director to any such committee, if not sooner terminated, shall automatically terminate upon the expiration of his term as a director or upon the earlier cessation of his membership on the Board of Directors.

Section 15.                   Directors’ Action Without a Meeting.  Unless otherwise provided by the Articles of Incorporation, any action required to be taken at a meeting of the directors, or any action which may be taken at a meeting of the directors or of a committee, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed before such action by all the directors, or all the members of the committee, as the case may be.  Such consent shall be filed with the minutes of meetings of the Board of Directors or committee, as the case may be.

Section 16.                   Compensation.  Directors, as such, shall not receive any stated compensation for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each meeting of the Board.  Nothing in this Section shall be construed to preclude a director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV.  OFFICERS

Section 1.                     Officers.  The officers of the Corporation shall be a President, a Treasurer and a Secretary, and where elected, one or more Vice-Presidents, and the holders of such other offices as may be established in accordance with the provisions of Section 3 of this Article IV.  The positions of any two or more officers may be held by the same person.

Section 2.                     Election, Term of Office and Qualifications.  The officers shall be elected annually by the Board of Directors, as soon as practicable after the annual election of directors in each year.  Each officer shall hold office until his successor shall have been duly chosen and shall qualify, or until his death, resignation or removal in the manner hereinafter provided.

Section 3.                     Subordinate Officers.  The Board of Directors may from time to time establish offices in addition to those designated in Section 1 of this Article IV with such duties as are provided in these By-Laws, or as they may from time to time determine.

Section 4.                     Removal.  Any officer may be removed, either with or without cause, by resolution declaring such removal to be in the best interests of the Corporation and adopted at any regular or special meeting of the Board of Directors by a majority of the directors then in office.  Any such removal shall be without prejudice to the recovery of damages for breach of contract rights, if any, of the person removed.  Election or appointment of an officer or agent shall not of itself, however, create contract rights.

Section 5.                     Resignations.  Any officer may resign at any time by giving written notice to the Board of Directors or the Chairman of the Board of Directors or the President of the Corporation.  Any such resignation shall take effect at the date of receipt of such notice or at any later time therein specified; and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.  However, no resignation hereunder, or the acceptance thereof by the Board of Directors, shall prejudice the contract or other rights, if any, of the Corporation with respect to the person resigning.

Section 6.                     Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term by the Board of Directors.

Section 7.                     Compensation.  Salaries or other compensation of the officers may be fixed from time to time by the Board of Directors or in such manner as the Board shall determine.

No officer shall be prevented from receiving his salary by reason of the fact that he is also a director of the Corporation.

Section 8.                     President.  The President shall be a director and may be the Chief Executive Officer and/or the Chief Operating Officer of the Corporation.  In general, he shall perform all duties incident to the office of President, including the general supervision of the business of the Corporation, subject, however, to the control of the Board of Directors and of any duly authorized committee of directors.  The President shall also perform such other duties as may from time to time be designated to him by the Board of Directors or by any duly authorized committee of directors, and shall have such other powers and authorities as are conferred upon him elsewhere in these By-Laws.

Section 9.                     The Vice Presidents.  The Vice Presidents shall perform such duties as from time to time may be assigned to them by the Board of Directors, or by any duly authorized committee of directors or by the President, and shall have such other powers and authorities as are conferred upon them elsewhere in these By-Laws.

Section 10.                   Treasurer.  Except as may otherwise be specifically provided by the Board of Directors or any duly authorized committee thereof, the Treasurer shall have the custody of, and be responsible for, all funds and securities of the Corporation; receive, and issue receipts for, money paid to the Corporation from any source whatsoever; deposit all such monies in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of these By-Laws; against proper vouchers, cause such funds to be disbursed by check or draft on the authorized depositories of the Corporation signed in such manner as shall be determined in accordance with the provisions of these By-Laws; regularly enter or cause to be entered in books to be kept by him or under his direction, full and adequate accounts of all money received and paid by him for account of the Corporation; in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors, or by any duly authorized committee of directors, or by the President; and have such other powers and authorities as are conferred upon him elsewhere in these By-Laws.

Section 11.                   Secretary.  The Secretary shall act as Secretary of all meetings of the stockholders and of the Board of Directors of the Corporation; shall keep the minutes thereof in the proper books to be provided for that purpose; shall see that all notices required to be given by the Corporation are duly given and served; shall be the custodian of the seal of the Corporation and shall affix the seal or cause it to be affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-Laws; shall have charge of the books, records and papers of the Corporation relating to its organization and management as a corporation, and shall see that any reports or statements relating thereto, required by law or otherwise, are properly kept and filed; shall, in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors, or by any duly authorized committee of directors, or the President; and shall have such other powers and authorities as are conferred upon him elsewhere in these By-Laws.

Section 12.                   Assistant Treasurers and Assistant Secretaries.  The Assistant Treasurers and Assistant Secretaries shall perform such duties as shall be assigned to them by the Treasurer and by the Secretary, respectively, or by the Board of Directors, or by any duly authorized committee of directors, or by the President; and shall have such other powers and authorities as are conferred upon them elsewhere in these By-Laws.

ARTICLE V.  SHARES OF STOCK

Section 1.                     Regulation.  Subject to the terms of any contract of the Corporation, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the stock of the Corporation, including the issue of new certificates for lost, stolen or destroyed certificates and including the appointment of transfer agents and registrars.

Section 2.                     Stock Certificates.  Certificates for shares of the stock of the Corporation shall be respectively numbered serially for each class of shares, or series thereof and, as they are issued, shall be impressed with the corporate seal or a facsimile thereof, and shall be signed by the President or any Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or any Assistant Secretary, provided that such signatures may be facsimiles on any certificate.  Each certificate shall exhibit the name of the Corporation, the class (or series of any class) and number of shares represented thereby and the name of the holder.  Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors.

ARTICLE VI.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1.                     The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and with respect to any criminal action or proceeding, the person had reasonable cause to believe that his conduct was unlawful.

Section 2.                     The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 3.                     To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 1 and 2 of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Section 4.                     Any indemnification under Sections 1 and 2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article VI.  Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

Section 5.                     Expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI.

Section 6.                     The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statutes, By-Laws, agreements, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Section 7.                     The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

Section 8.                     The indemnification and advancement of expenses provided by, or granted pursuant to this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VII.  MISCELLANEOUS

Section 1.                     Seal.  The corporate seal of the Corporation shall contain the name of the Corporation, and the words “Corporate Seal, Nebraska,” and shall be in such form as may be approved by the Board of Directors.

Section 2.                     Fiscal Year.  The fiscal year of the Corporation shall be as set by the Board of Directors.

Section 3.                     Loans.  Any officer or officers or agent or agents of the Corporation thereunto authorized by the Board of Directors or by any duly authorized committee of directors may effect loans or advances at any time for the Corporation, in the ordinary course of the Corporation’s business, from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, and when authorized to do so may pledge and hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances.  Such authority conferred by the Board of Directors or any duly authorized committee of directors may be general or confined to specific instances.

Section 4.                     Checks, Drafts, Withdrawal of Securities, Safe Deposit Boxes, etc.  All checks, drafts and other orders for payment of money out of the funds of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board of Directors or of any duly authorized committee of directors.  The Corporation shall furnish to each depository, bank, custodian and entity providing safe deposit boxes, a certified copy of its resolution regarding the authorization of disbursements and the entry to safe deposit boxes or withdrawal of securities from safe keeping.

Section 5.                     Deposits.  The funds of the Corporation not otherwise employed shall be deposited from time to time to the order of the Corporation in such banks, trust companies or other depositories as the Board of Directors or any duly authorized committee of directors may from time to time select, or as may be selected by an officer or officers, or agent or agents, of the Corporation to whom such power may from time to time be delegated by the Board of Directors or any duly authorized committee of directors.

Section 6.                     Contracts, etc., How Executed.  In addition to the President, those officers who are designated by resolution of the Board shall be authorized to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be delegated in writing, in specific instances to such other officers, employees or agents as such authorized officers may designate.

Section 7.                     Inspection of Books.  Any stockholder, in person or by attorney or other agent, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, the Corporation’s books and records of accounts, minutes and record of stockholders, and to make extracts therefrom.

Section 8.                     Voting of Stock or Other Securities Held.  Unless otherwise provided by resolution of the Board of Directors, the President may from time to time appoint an attorney or attorneys or agent or agents of this Corporation, in the name and on behalf of this Corporation, to cast the votes which this Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose stock or securities may be held by this Corporation, at meetings of the holders of the stock or other securities of such other corporations, or to consent in writing to any action by any such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of this Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments that they may deem necessary or proper in the premises; or the President may himself attend any meeting of the holders of stock or other securities of any such other corporation and thereat vote or exercise any or all other powers of this Corporation as the holder of such stock or other securities of such other corporation.

ARTICLE VIII.  AMENDMENTS

Section 1.                     By the Directors.  The Board of Directors by a majority vote thereof shall have the power to make, alter, amend or repeal the By-Laws of the Corporation at any regular or special meeting of the Board of Directors.  This power shall not be exercised by any committee of the Board of Directors.

Section 2.                     By the Shareholders.  All By-Laws shall be subject to amendment, alteration or repeal by the vote of a majority of the total number of issued and outstanding shares of Common Stock of the Corporation entitled to vote at any annual or special meeting.  The stockholders, at any annual or special meeting, may provide that certain By-Laws by them adopted, approved or designated may not be amended, altered or repealed except by a certain specified percentage in interest of the stockholders or by a certain specified percentage in interest of a particular class of stockholders.

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